KPMG LLP
Two Financial Center 60 South Street
Boston, MA 02111

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated February 25, 2026, with respect to the financial statements of Allspring Managed Account CoreBuilder® Shares - Series M, one of the funds constituting Allspring Funds Trust, as of December 31, 2025, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts April 22, 2026